SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE
MENDOCINO BREWING COMPANY, INC.

This Second Amendment to Convertible Promissory Note (this "Amendment") is effective as of December 31, 2006 by and between United Breweries of America, Inc., a Delaware corporation ("Holder") and Mendocino Brewing Company, Inc., a California corporation (the "Company").

RECITALS

A. The Company issued a convertible promissory note (the "Note") to Holder in the principal amount of Four Hundred Thousand Dollars ($400,000) dated March 2, 2005.

B. The Holder and the Company entered into the First Amendment to Convertible Promissory Note effective August 31, 2006, which provides that the term of the Note made by the Company in favor of Holder shall be extended until December 31, 2006.

C. Subject to the terms and conditions of this Amendment, the parties now wish to further extend the term of the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby agreed, the parties agree as follows:

1. Extension of Term. The first sentence of Paragraph 1 of the Note is hereby amended and restated to read as follows:

"Mendocino Brewing Company, Inc., a California corporation having its principal office at 1601 Airport Road, Ukiah, California 95482 and any successor (the "Company"), for value received, promises to pay to United Breweries of America, Inc., a Delaware corporation or to its registered successors or assigns (the "Holder") the principal sum of Four Hundred Thousand Dollars ($400,000.00) on presentation and surrender of this Convertible Note ("Note") on June 30, 2007 (the "Maturity Date"), and to pay interest on that principal sum at a rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America in San Francisco, California, or (ii) ten percent (10%)."

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles of that or any other jurisdiction.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all taken together shall constitute one and the same instrument.

4. Miscellaneous. This Amendment contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations or understandings with respect to the subject matter hereof. In the event of any conflict between the terms of the Note and this Amendment, the terms of this Amendment shall govern. Except as set forth in this Amendment, the terms of the Note shall remain in full force and effect. This Amendment may not be amended, modified, altered or otherwise changed in any respect except by written agreement signed by authorized representatives on behalf of Borrower and Holder. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

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IN WITNESS WHEREOF, duly executed representatives of each of the parties hereto have executed and delivered this Amendment, to be effective as of the Effective Date first stated above.

Borrower: MENDOCINO BREWING COMPANY, INC. a California corporation		Holder: UNITED BREWERIES OF AMERICA, INC. a Delaware corporation
By:	/s/ N. Mahadevan	By:	/s/ Anil Pisharody
	Name: N. Mahadevan Title: Chief Financial Officer and Secretary		Name: Anil Pisharody Title: Secretary